UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2002

LIFEPOINT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE #33-0539168

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification Number)

1205 S. Dupont Street, Ontario, California 91761

(Address of Principal Executive Offices) (Zip Code)

(909) 418-3000

Registrant's Telephone Number, Including Area Code

Item 5. Other Information

LifePoint, Inc. (the "Company") reported that it has established a relationship with Quest Diagnostics, a leader in employee testing in the United States, to perform confirmation testing on saliva samples when requested by some of the LifePoint® IMPACTTM Test System customers. This relationship will enable the Company to provide a quick, low-cost, easy to implement laboratory secondary/confirmation testing service on saliva samples that have been collected automatically and non-invasively by the IMPACT Test System. Quest Diagnostics has developed new protocols and procedures to provide confirmation testing at the low levels of sensitivity required from a saliva sample using the LifePoint Saliva Collection Device. This capability provides LifePoint's customers with the ability to meet the requirements for testing federally regulated safety-sensitive employees.

Quest Diagnostics is the leader in diagnostic testing providing high quality testing and services throughout the United States with over 1,300 patient service centers, approximately 150 rapid response laboratories, and 30 major testing laboratories. Quest provides a broad range of services testing customers. Quest also has a growing international presence and the capability to provide services at locations worldwide. Quest Diagnostics' Forensic Toxicology Laboratories is certified by SAMHSA-Substance Abuse and Mental Health Services Administration (SAMHSA).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned therein to be duly authorized.

LIFEPOINT, INC.

(Registrant)

Date: February 25, 2002 By:/s/ Michele A. Clark

Michele A. Clark

Controller and Chief Accounting Officer